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                                                                      Exhibit 21
                 COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

                      Exhibit 21 - Schedule of Subsidiaries

As of May 31, 2000, the Company had the following active subsidiaries:

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
     WHOLLY-OWNED SUBSIDIARIES OF COMPREHENSIVE CARE CORPORATION:               STATE OF INCORPORATION
     ------------------------------------------------------------               ----------------------

     Comprehensive Behavioral Care, Inc.                                              Nevada
     Comprehensive Health Associates, Inc.                                            Puerto Rico

     WHOLLY-OWNED SUBSIDIARIES OF COMPREHENSIVE BEHAVIORAL CARE, INC.:
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     Comprehensive Care Integration, Inc.                                             Delaware
     Healthcare Management Services, Inc.                                             Michigan
     Healthcare Management Services of Michigan, Inc.                                 Michigan
     Behavioral Healthcare Management, Inc.                                           Michigan

     AFFILIATES SPONSORED BY COMPREHENSIVE BEHAVIORAL CARE, INC.:
     ------------------------------------------------------------

     Comprehensive Provider Networks of Texas, Inc.                                   Texas

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